UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 22, 2023 (March 17, 2023)

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)

(516) 803-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Altice USA, Inc. (the “Company”) has determined to transition the role of Chairman of the Board of Directors of the Company (the “Board”) from Mr. Dexter Goei to Mr. Alexandre Fonseca, effective March 22, 2023. Mr. Goei will remain a member of the Board. Mr. Alexandre Fonseca was appointed as a director on March 22, 2023. The Board also accepted the resignation of Mr. Gerrit Jan Bakker from the Board, effective March 22, 2023.

Mr. Goei entered into an agreement with the Company, dated March 17, 2023 (the “Goei Agreement”), regarding his separation of employment from the Company. Pursuant to the Goei Agreement, subject to Mr. Goei’s entrance into a separation agreement, including a release of claims and compliance with restrictive covenants in favor of the Company, Mr. Goei will be entitled to receive: (i) $540,000, payable in a lump sum on the first regular payroll date following the effective date of this separation agreement, and (ii) 15 months of Company-subsidized COBRA coverage. In accordance with the Company’s Amended and Restated 2017 Long Term Incentive Plan, as amended (the “Plan”), as a director of the Company, Mr. Goei will remain eligible to vest in the equity awards granted to him by the Company in accordance with the terms of such awards and the Plan.

Mr. Alexandre Fonseca, the new Chairman of the Board, will serve on the Board until the Company’s 2023 annual meeting of stockholders and until his successor is duly elected and qualified. The Board did not appoint Mr. Fonseca to any committees of the Board. Mr. Fonseca will not receive any compensation for his service as a director. Mr. Fonseca serves as a co-chief executive officer of Altice Group and serves on the boards of certain of its subsidiaries. Certain transactions between the Company and subsidiaries of Altice Group are described under the heading “Affiliate and Related Party Transactions” in the Company’s Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2023.

Mr. Bakker’s resignation is not the result of a disagreement with the Company on any matter relating to its operations, policies or practices.

As previously reported, on June 7, 2018, in connection with the separation of the Company from Altice Europe N.V., the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Next Alt S.à r.l. (“Next Alt”) and A4 S.A. (“A4”) pursuant to which Next Alt has the right to designate a pre-determined number of directors to the Board, subject to the provisions therein. Mr. Bakker was a director designated by Next Alt and Next Alt has designated Mr. Fonseca to fill Mr. Bakker’s vacancy pursuant to the Stockholders’ Agreement. Further information about the Stockholders’ Agreement can be found in the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2018 in Exhibit 10.1, which is incorporated herein by reference.

The above description of the Goei Agreement is a summary, and the full text of the agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the first quarter of 2023.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: March 22, 2023	By:	/s/ Michael E. Olsen
Michael E. Olsen
EVP, General Counsel and Secretary